Bullion Monarch Mining Inc. Announces Second Straight Quarter of Record Revenues

Orem, Utah – March 16, 2009 - Bullion Monarch Mining Inc. (otcbb:bulm), a precious metals royalty and resource development company based in the United States, is pleased to again announce record quarterly revenue of $1,501,769 for the company’s third quarter ended January 31, 2010. This substantial boost in revenue is the result of increased production both in grade and volume by Newmont Mining in the prolific Northeast Nevada Carlin Trend. This represents a year over year quarterly revenue increase of approximately 49% and quarterly earnings of about USD $0.01 per share.

Newmont Mining’s declaration of increased exploration and development in areas where Bullion Monarch Mining holds royalty interests, confirms the company’s internal position of growing royalty revenues from the area over the long term. Newmont Mining has recently announced an expanded mine life of the Leeville mine of at least 10 more years. In addition, Newmont continues to invest in expanding exploration efforts around the Turf and Leeville deposits. Two other promising projects that are located within Bullion Monarch Mining’s core royalty area, the Four Corners deposit and the North Lantern deposit, are also being developed by Newmont and could add to the company’s revenue stream.

President and CEO R. Don Morris states, “Bullion Monarch remains profitable, debt free and continues to invest in mining projects from cash flow in order to avoid dilution of shareholder equity. We have never been more confident about the long-term stability or future growth potential of this company.”

Bullion Monarch Mining, Inc. is a publicly traded (OTCBB:BULM) natural resource company with mining interests in gold, silver and oil shale. Visit website (www.bullionmm.com) for additional company information including all financial filings.

Investor Contact Information

Rob Morris

Corporate Secretary

robmorris@bullionmm.com

(801) 426-8111

Press Contact Information

Joseph M. Morris

AJ Sterling Consulting

info@bullionmm.com

435-669-3855

Safe Harbor Statement

“Safe Harbor” Statement under Private Securities Litigation Reform Act of 1995.

Certain statements contained in this report constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Information contained in this report contains “forward-looking statements’ which can be identified by the use of forward-looking terminology such as “believe”, “expect”, “may”, “should”, “up to”, “approximately”, “likely”, or “anticipates” or the negative thereof or given that the future results covered by such forward looking statements will be achieved.  Such forward-looking statements involve a number of known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements.

Mineral or Oil Reserves Information

“Cautionary Note to U.S. Investors – The United States Securities and Exchange Commission limits disclosure for U.S. reporting purposes to mineral deposits that a company can economically and legally extract or produce. We use certain terms in this publication, such as “reserves,” “resources,” “geologic resources,” “proven,” “probable,” “measured,” “indicated,” or “inferred,” which may not be consistent with the reserve definitions established by the SEC. U.S. investors are urged to consider closely the disclosure in our Form 10-KSB. You can review and obtain copies of these filings from the SEC’s website.

Adjacent Property Information

“This publication contains information about adjacent properties on which we have no right to explore or mine.  We advise U.S. investors that the SEC’s mining guidelines strictly prohibit information of this type in documents filed with the SEC.  U.S. investors are cautioned that mineral deposits on adjacent properties are not indicative of mineral deposits on our properties.”

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only for the date the statements was made. Investors should carefully consider the preceding information as well as information contained in the report before making any investment in the shares of the company.  Bullion Monarch Mining, Inc. undertakes no obligation to update any forward-looking statements contained in this report. This press release is for informational purposes only and is not and should not be construed as an offer to solicit, buy or sell any security.